EXHIBIT 3.02


                                                            FILED # C 27994-97
                                                               OCT 04, 2004
Dean Heller
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 884-5708 Website: secretaryofstate.biz

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                CERTIFICATE OF CHANGE PURSUANT
                        TO NRS 78.209
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Important: Read attached instructions before completing form
                                              ABOVE SPACE IS FOR OFFICE USE ONLY

               CERTIFICATE OF CHANGE FILED PURSUANT TO NRS 78.209
                         FOR NEVADA PROFIT CORPORATIONS

1. Name of corporation:

Reward Enterprises Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change.

Five billion (5,000,000,000) shares of Common Stock, $.001 per value per share and Ten Million (10,000,000) shares of Preferred Stock, $.001 par value per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

Five Hundred Million (500,000,000) shares of Common Stock, $.001, par value per share and Ten Million (10,000,000) shares of Preferred Stock, $.001 par value per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued shares class or series:

The Corporation shall have the authority to effect a ten-for-one reverse stock split of the Corporation's Common Stock.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

N/A

7. Effective date of filing (optional):

8. Officer Signature: /s/ Earl Ingarfield      President, CEO and Director
                      -------------------
                      Signature

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.